Exhibit 99.2

LETTER OF TRANSMITTAL

To Accompany Certificates Formerly Representing

Shares of Common Stock, $0.01 Par Value Per Share

(including the associated preferred share purchase rights), of

FOTOBALL USA, INC.

(the “Fotoball USA Common Stock”)

This Letter of Transmittal should be promptly completed and signed in the appropriate space provided and on the space provided on the Substitute Form W-9 enclosed with this Letter of Transmittal and mailed or delivered to Computershare Trust Company, Inc., acting as exchange agent and depository (the “Exchange Agent”), at the address below with (i) your certificate(s) representing Fotoball USA Common Stock (the “Share Certificates”) or (ii) unless an agent’s message (as defined in the Offer to Exchange) is utilized, a book-entry transfer to an account maintained by the Exchange Agent pursuant to the procedures set forth under “THE OFFER – Procedure for Tendering Shares” in the Offer to Exchange (as defined below):

By Hand, Mail or Overnight Courier

Computershare Trust Company, Inc.

350 Indiana Street Suite 800

Golden, Colorado 80401

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DO NOT SEND SHARE CERTIFICATES TO FOTOBALL USA, INC. OR K2 INC.

DESCRIPTION OF SHARES OF FOTOBALL USA COMMON STOCK ENCLOSED

Name and Address of Registered Holder(s) (If blank, please fill in, exactly as name appears on Share Certificate(s))	Share Certificate(s) Enclosed (Please list below—attach additional list if necessary)

	Share Certificate Number(s)*	Number of Shares

Total Shares

* Share certificate numbers are not required if tender is made by book-entry transfer.

METHOD OF DELIVERY

☐	CHECK HERE IF SHARE CERTIFICATES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Depository Trust Company Account Number:

Transaction Code Number:

Ladies and Gentlemen:

The undersigned hereby delivers to K2 Inc., a Delaware corporation (“K2”), the above-described shares of common stock, $0.01 par value per share, including the associated preferred stock purchase rights (collectively, the “Shares”), of Fotoball USA, Inc., a Delaware corporation (“Fotoball USA”), pursuant to K2’s offer to exchange each outstanding Share for 0.2757 of a share of K2 common stock, $1.00 par value per share, of K2, including the associated preferred stock purchase rights (the “K2 Shares”), upon the terms and subject to the conditions set forth in the Offer to Exchange and related preliminary prospectus dated December 10, 2003 (the “Offer to Exchange”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which collectively, as amended or supplemented from time to time, constitute the “Offer”). The Offer is being made in connection with the Agreement and Plan of Merger and Reorganization, dated as of November 25, 2003 (the “Merger Agreement”), among K2, Fotoball USA and Boca Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of K2.

Subject to, and effective upon, acceptance for payment of the Shares tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, K2 all right, title and interest in and to all the Shares that are being tendered hereby and represents and warrants that he, she or it has good title to the above-described Shares and full power and authority to sell, assign and transfer the Shares represented by the enclosed Share Certificate(s), or on the account books maintained by the Depository Trust Company (the “Book-Entry Transfer Facility”), free and clear of all liens, claims and encumbrances, and such shares are not subject to any adverse claims. The undersigned hereby agrees to, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such Shares. The undersigned hereby irrevocably appoints the Exchange Agent as agent of the undersigned to effect the exchange of the undersigned’s Shares for K2 Shares pursuant to the Offer. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

Subject to, and effective upon, acceptance for payment of the Shares tendered herewith, in accordance with the terms of the Offer, the undersigned acknowledges that he, she or it will not receive the K2 Shares until (i) the Share Certificate(s) representing the Shares owned by the undersigned are received by the Exchange Agent prior to the expiration of the Offer at the address set forth above or (ii) the Exchange Agent receives confirmation prior to the expiration of the Offer of a book-entry transfer of Shares into the Exchange Agent’s account at the Depository Trust Company, together with such documents as the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent upon K2’s instructions.

The undersigned hereby agrees and acknowledges that K2’s acceptance of any Shares tendered herewith for exchange will, without any further action, revoke any prior powers of attorney and proxies that the undersigned may have granted in respect of such Shares, and that the undersigned shall not grant any subsequent proxies with respect to such Shares. For any Shares to be validly tendered, K2 must be able to exercise full voting, consent and other rights with respect to such Shares immediately upon K2’s acceptance of such Shares for exchange.

The undersigned understands that the K2 Shares issued pursuant to the Offer will not bear any interest and may be subject to withholding for taxes, and further understands that K2 will pay to each former stockholder of Fotoball USA who otherwise would be entitled to receive a fractional K2 Share an amount in cash in lieu of any fractional share. The undersigned further understands that the preferred share purchase rights will accompany each K2 Share, which rights are not currently separable from the K2 Share and are not currently exercisable. The preferred share purchase rights will not be certificated, transferable or assignable by the holders thereof.

Unless otherwise indicated below under “Special Payment Instructions,” in exchange for the enclosed Share Certificate(s), the undersigned requests that the K2 Share(s), and a check for cash in lieu of fractional shares, if applicable, be issued to the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions,” the undersigned requests that the K2 Share(s) and the check for cash in lieu of fractional shares, if applicable, be mailed to the undersigned at the address shown above. In the event that both the “Special Payment

Instructions” and the “Special Delivery Instructions” are completed, the undersigned requests that such K2 Share(s) be issued and any check in lieu of fractional shares be issued and mailed to the person or entity so indicated at the address so indicated. Appropriate signature guarantees have been included with respect to Shares for which Special Payment Instructions have been given.

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a Fotoball USA stockholder who receives a payment in connection with the Offer that is a reportable payment under the U.S. backup withholding regime may be subject to backup withholding at a rate of 28% on all such payments.

To prevent backup withholding on such payments, a stockholder that is a U.S. person is required to notify the Exchange Agent of the stockholder’s current taxpayer identification number (e.g., Social Security number or employer identification number, sometimes referred to in this Letter of Transmittal as a “TIN”) by completing the enclosed Substitute Form W-9, certifying that the TIN provided on that form is correct (or that such stockholder is awaiting a TIN), and that (i) the stockholder has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding as a result of failure to report interest or dividends or (ii) after being so notified, the Internal Revenue Service has notified the stockholder that the stockholder is no longer subject to backup withholding. If the Exchange Agent is not provided with the stockholder’s correct TIN, such stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and reportable payments that are made to such stockholder in connection with the Offer will be subject to backup withholding (as described below).

Each stockholder that is a U.S. person is generally required to give the Exchange Agent the TIN of the record holder of the Shares. If the Shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report. A stockholder who does not have a TIN may check the box in Part 3 of the Substitute Form W-9 if such stockholder has applied for a number or intends to apply for a TIN in the near future and write “Applied For” in such box. If the box in Part 3 is checked, the stockholder must also complete the “Certificate of Awaiting Taxpayer Identification Number’’ in the Substitute Form W-9 below in order to avoid backup withholding. If the box is checked, reportable payments that are received in connection with the Offer will be subject to backup withholding unless the stockholder has furnished the Exchange Agent with his, her or its TIN by the time such payment is made. A stockholder who checks the box in Part 3 in lieu of furnishing such stockholder’s TIN should furnish the Exchange Agent with such stockholder’s TIN as soon as it is received.

PLEASE NOTE: Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to the backup withholding requirements described above. To avoid possible erroneous backup withholding, a stockholder who is exempt from backup withholding should complete the Substitute Form W-9 by providing his, her or its correct TIN, signing and dating the form and writing “EXEMPT” on the face of the form. A Stockholder who is a foreign individual or a foreign entity should also submit to the Exchange Agent a properly completed Form W-8BEN, Certificate of Foreign Status (or other applicable IRS Form W-8) signed under penalty of perjury, attesting to the shareholder’s exempt status. The Form W-8 may be obtained from the Exchange Agent. Stockholders are urged to consult their own tax advisors in connection with completing such forms and to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the Exchange Agent is required to withhold 28% of the reportable payments that are made to the stockholder in connection with the Offer. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service.

THE INSTRUCTIONS SHOULD BE READ CAREFULLY BEFORE THIS

LETTER OF TRANSMITTAL IS COMPLETED.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5 and 6)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5 and 6)

To be completed ONLY if K2 Shares and/or a check for any cash in lieu of fractional shares, as applicable, are to be issued in the name of someone other than the undersigned.	To be completed ONLY if K2 Shares and/or a check for any cash in lieu of fractional shares, as applicable, are to be sent to an address other than that shown above.

Issue ☐ K2 Shares ☐ Check to:

Name(s):	Name(s):

(Please Print)	(Please Print)

Address:	Address:

(Include Zip Code)	(Include Zip Code)

(Tax Identification or Social Security No.)

MEDALLION GUARANTEE (Required ONLY in cases specified in Instruction 1)

Medallion Guarantee

(Name of firm Providing Medallion Guarantee—Please Print)

(Authorized Signature, Title)

Date

SIGN HERE Important: Please also complete Substitute Form W-9 below.

(Signature of Owner(s))

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) of certificates as evidenced by endorsement or stock powers transmitted herewith. If signed by an attorney, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated.) (See Instruction 4.)

Date

Name(s):

(Please Print)

Capacity (Full Title):

Address:

Area Code and Telephone Number:

INSTRUCTIONS

This Letter of Transmittal is to be used either if Share Certificates are to be forwarded herewith or, unless an agent’s message (as defined below) is used, if Shares are to be delivered by book-entry transfer pursuant to the procedure set forth under “THE OFFER — Procedure for Tendering Shares” in the Offer to Exchange. Share Certificates representing all physically tendered Shares, or confirmation of a book-entry transfer, if such procedure is available, into the Exchange Agent’s account at the Book-Entry Transfer Facility (the “Book-Entry Confirmation”) of all Shares delivered by book-entry transfer together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an agent’s message in the case of book-entry transfer, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to the expiration date of the Offer. If Share Certificates are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

The term “agent’s message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares which are the subject of the book-entry confirmation that such participant has received this Letter of Transmittal and agrees to be bound by the terms of this Letter of Transmittal and that K2 may enforce such agreement against such participant.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. TENDERS BY NOTICE OF GUARANTEED DELIVERY WILL NOT BE ACCEPTED.

No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be issued. By execution of this Letter of Transmittal (or manually signed facsimile hereof), all tendering stockholders waive any right to receive any notice of the acceptance of their Shares for payment.

1. Medallion Guarantee of Signatures. No medallion guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) of the Shares tendered hereby (unless such holder has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal), or (ii) if Shares are surrendered for the account of an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4.

2. Delivery of Letter of Transmittal and Share Certificates. Please do not send the Share Certificate(s) directly to K2 or Fotoball USA. The Share Certificate(s), together with a properly completed and duly executed copy of this Letter of Transmittal or a facsimile hereof and any other documents required by this Letter of Transmittal, should be delivered to the Exchange Agent at the following address:

By Hand, Mail or Overnight Courier:

Computershare Trust Company, Inc.

350 Indiana Street Suite 800

Golden, Colorado 80401

All questions as to validity, form and eligibility of any surrender of any Share Certificate hereunder will be determined by K2 (which may delegate power in whole or in part to the Exchange Agent) and such determination shall be final and binding for all purposes. K2 reserves the right to waive any irregularities or defects in the surrender of any Share Certificate(s). A surrender will not be deemed to have been made until all irregularities have been cured or waived.

3. Inadequate Space. If the space provided herein is inadequate, the Share Certificate numbers and/or the number of Shares represented thereby and any other required information should be listed on a separate schedule attached hereto.

4. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder of the Shares surrendered hereby, the signature must correspond exactly to the name written on the face of the Share Certificate(s) without alteration, enlargement or any change whatsoever.

If the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any surrendered Shares are registered in different names on several Share Certificate(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Share Certificates. If you need additional Letters of Transmittal, please contact the Exchange Agent at (303) 262-0600.

When this Letter of Transmittal is signed by the registered owner(s) of the Share Certificate(s) listed and tendered herewith, no endorsements of the Share Certificate(s) or separate stock powers are required.

If this Letter of Transmittal is signed by a person other than the registered owner of the Shares listed, such Share Certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner or owners or a person with full authority to sign on behalf of the registered owner. Signatures on such Share Certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any Share Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity and evidence satisfactory to the Exchange Agent of his or her authority to so act must be submitted. The Exchange Agent will not exchange any Shares until all instructions herein are complied with.

5. Special Payment and Delivery Instructions. If K2 Shares are to be issued in the name of a person other than the person who has signed this Letter of Transmittal and/or if a check in lieu of fractional shares, if applicable, is to be issued in the name of a person other than the person who has signed this Letter of Transmittal, the box entitled “Special Payment Instructions” must be completed. Additionally, if the K2 Shares are to be issued and a check for cash in lieu of fractional shares, if applicable, is to be sent to the person who has signed this Letter of Transmittal at an address other than as set forth above, or to a person other than the person(s) signing this Letter of Transmittal, the box entitled “Special Delivery Instruction” must be completed.

6. Lost, Stolen, Destroyed or Mutilated Share Certificates. If your Share Certificate(s) has been lost, stolen, destroyed, or mutilated, please notify the Exchange Agent at (303) 262-0600. You should also contact Fotoball USA for instructions as to the procedures for replacing the Share Certificate(s). This Letter of Transmittal and related documents cannot be processed until the lost, stolen, destroyed or mutilated certificates have been replaced and the replacement Share Certificates have been delivered to the Exchange Agent.

7. Information and Additional Copies. Information and additional copies of this Letter of Transmittal may be obtained from the Exchange Agent by calling the Exchange Agent at (303) 262-0600.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED COPY THEREOF), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN “AGENT’S MESSAGE,” AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION OF THE OFFER, AND EITHER SHARE CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE EXCHANGE AGENT OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE OF THE OFFER.

COMPUTERSHARE TRUST COMPANY, INC.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Computershare Trust Company’s Request for Taxpayer Identification Number (“TIN”)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

IF YOU HAVE APPLIED FOR OR INTEND TO APPLY FOR A TAXPAYER IDENTIFICATION NUMBER BUT HAVE NOT YET RECEIVED IT, PLEASE CHECK THE BOX IN PART 3 BELOW AND COMPLETE THE CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER BELOW

TAXPAYER IDENTIFICATION NUMBER (i.e. Social Security Number OR Employer Identification Number):
Part 2 – Certification – Under penalties of perjury, I certify that:
(1)	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me);
(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)	I am a U.S. person (including a U.S. resident alien).
Certification Instructions – You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you failed to report all interest and dividends on your tax return(s). However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, you do not need to cross out item (2).

Signature:	☐ Part 3 – Awaiting Taxpayer Identification Number
Name: Date:
Address:
(Please Print)

NOTE:

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% ON REPORTABLE PAYMENTS TO YOU IN CONNECTION WITH THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, 28% of all reportable payments made to me in connection with the Offer will be withheld if I do not provide a TIN by the time of payment.

Signature:	Date: , 200